UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2005

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16455	76-0655566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2005, Reliant Energy, Inc. (“we”) entered into a definitive settlement agreement with the states of California, Oregon and Washington, California’s three largest investor-owned utilities and a number of other parties that resolves civil litigation and claims with respect to the California energy crisis of 2000 and 2001.  The definitive agreement incorporates the final terms of the previously announced memorandum of understanding described in our press release dated August 15, 2005.  Among other things, the definitive agreement provides that we will make a cash payment of $150 million and waive our receivables for power deliveries in the California market from January 1, 2000 to June 21, 2001 as well as the interest owed on those receivables.

The definitive agreement is subject to approval by the Federal Energy Regulatory Commission and the courts where the class action lawsuits that are the subject of the settlement are pending.   We expect to receive these approvals by the end of the year or the first quarter of 2006.  Although the settlement resolves a number of the regulatory and civil proceedings relating to the California energy crisis of 2000 and 2001, it did not resolve all of our western state electricity and natural gas proceedings.  For information on these proceedings, see “Western States Electricity and Natural Gas Litigation” in note 14(a) to the notes to the consolidated financial statements in our Form 10-K.

Apart from the agreement, we have no material relationship with any of the parties to the settlement.  The summary description of the settlement is qualified by reference to the definitive settlement agreement, which is filed as an exhibit to this report.   For additional information regarding the settlement and the impairment we recorded in the third quarter of 2005, see our Form 8-K filed on August 15, 2005.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

10.1—

Settlement and Release of Claims Agreement by and among each of the Reliant Parties, OMOI, each of the California Parties, each of the Additional Claimants, each of the Class Action Parties, and each of the Local Governmental Parties (as defined therein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: October 19, 2005	By:	/s/ Michael L. Jines
Michael L. Jines
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1

Settlement and Release of Claims Agreement by and among each of the Reliant Parties, OMOI, each of the California Parties, each of the Additional Claimants, each of the Class Action Parties, and each of the Local Governmental Parties (as defined therein)